Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	State or Other Jurisdiction of Incorporation or Organization
Dave & Buster’s I, L.P.	Texas
Dave & Buster’s, Inc.	Missouri
Dave & Buster’s Holdings, Inc.	Delaware
Dave & Buster’s Management Corporation, LLC	Delaware
Dave & Buster’s of Alabama, LLC	Delaware
Dave & Buster’s of Alaska, LLC	Delaware
Dave & Buster’s of Arkansas, LLC	Delaware
Dave & Buster’s of California, Inc.	California
Dave & Buster’s of Colorado, LLC	Colorado
Dave & Buster’s of Connecticut, LLC	Delaware
Dave & Buster’s of Florida, LP	Florida
Dave & Buster’s of Georgia, LLC	Georgia
Dave & Buster’s of Hawaii, LLC	Hawaii
Dave & Buster’s of Idaho, LLC	Delaware
Dave & Buster’s of Illinois, LLC	Illinois
Dave & Buster’s of Indiana, LLC	Indiana
Dave & Buster’s of Iowa, LLC	Delaware
Dave & Buster’s of Kansas, LLC	Kansas
Dave & Buster’s of Kentucky, LLC	Delaware
Dave & Buster’s of Louisiana, Inc.	Delaware
Dave & Buster’s of Maryland, Inc.	Maryland
Dave & Buster’s of Massachusetts, LLC	Massachusetts
Dave & Buster’s of Nebraska, LLC	Nebraska
Dave & Buster’s of Nevada, Inc.	Delaware
Dave & Buster’s of New Hampshire, LLC	Delaware
Dave & Buster’s of New Jersey, LLC	Delaware
Dave & Buster’s of New Mexico, Inc.	Delaware
Dave & Buster’s of New York, Inc.	New York
Dave & Buster’s of Oklahoma, Inc.	Oklahoma
Dave & Buster’s of Oregon, Inc.	Oregon
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania
Dave & Buster’s of Puerto Rico, Inc.	Delaware
Dave & Buster’s of South Carolina, LLC	Delaware
Dave & Buster’s of South Dakota, LLC	Delaware
Dave & Buster’s of Utah, LLC	Delaware
Dave & Buster’s of Virginia, LLC	Virginia
Dave & Buster’s of Washington, LLC	Washington
Dave & Buster’s of Wisconsin, LLC	Wisconsin
D&B Delco, LLC	Delaware
D&B Marketing Company, LLC	Virginia
DANB Texas, Inc.	Texas
Tango Acquisition, Inc.	Delaware
Tango License Corporation	Delaware
Tango of Arizona, LLC	Delaware
Tango of Arundel, LLC	Delaware
Tango of Farmingdale, Inc.	Delaware
Tango of Franklin, LLC	Delaware
Tango of Houston, Inc.	Delaware
Tango of North Carolina, LLC	Delaware

Tango of Tennessee, LLC	Delaware
Tango of Westbury, Inc.	Delaware
6131646 Canada, Inc.	Canada
DBE 1982, LLC	Virginia
Ardent Leisure US Holding, Inc.	Delaware
ME HoldCo, Inc.	Delaware
Main Event Entertainment, Inc.	Florida
Main Event Florida, LLC	Florida
Main Event Kansas, LLC	Kansas
Main Event Louisiana, LLC	Louisiana
Main Event Maryland, LLC	Maryland
ME Acquisition, Inc.	Delaware
Main Event SE, Inc.	Florida